                                                              Exhibit 99.B(d)(2)

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                             THE VICTORY PORTFOLIOS
                                       AND
                         VICTORY CAPITAL MANAGEMENT INC.
              (FORMERLY KEY ASSET MANAGEMENT INC.) (THE "ADVISER")
                               DATED MARCH 1, 1997

                                                                                               MUST BE
                                                                                 LAST          APPROVED
       NAME OF FUND                            FEE*                            APPROVED           BY
       ------------                            ----                          -------------   -----------
1.   Established Value      0.65% on the first $100 million, 0.55% on the    December 14,   December 31,
     Fund                   next $100 million, and 0.45% on assets in        2005           2006
                            excess of $200 million
2.   Focused Growth Fund    0.75% on first $400 million, 0.65% on next       December 14,   December 31,
                            $400 million and 0.60% in excess of $800         2005           2006
                            million

3.   Gradison Government    0.40% on the first $3 billion, 0.30% on the      December 14,   December 31,
     Reserves Fund          next $500 million and 0.25% on assets in         2005           2006
                            excess of $3.5 billion

Current as of December 14, 2005

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*    Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.